                                                                   EXHIBIT 10.43





                            ASSET PURCHASE AGREEMENT

                                    BETWEEN

                        AMERICAN EAGLE INSURANCE COMPANY
                                   AS SELLER

                                      AND

                          HDR INSURANCE MANAGERS, LLC
                                    AS BUYER

                           DATED AS OF APRIL 23, 1997

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
INTRODUCTORY STATEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

STATEMENT OF AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE 1  TRANSFER OF ASSETS AND LIABILITIES . . . . . . . . . . . . . . . .  1
       Section 1.1 Assets to be Sold  . . . . . . . . . . . . . . . . . . . .  1
       Section 1.2 Consideration  . . . . . . . . . . . . . . . . . . . . . .  2
       Section 1.3 Excess Cash Flow Audit   . . . . . . . . . . . . . . . . .  2
       Section 1.4 Proration of Taxes   . . . . . . . . . . . . . . . . . . .  3
       Section 1.5 Proration of Lease Payments, Utility Charges and Other
                     Payments   . . . . . . . . . . . . . . . . . . . . . . .  3
       Section 1.6 Closing  . . . . . . . . . . . . . . . . . . . . . . . . .  4
       Section 1.7 Deliveries by Seller   . . . . . . . . . . . . . . . . . .  4
       Section 1.8 Deliveries by Buyer  . . . . . . . . . . . . . . . . . . .  4
       Section 1.9 Allocation of Purchase Price   . . . . . . . . . . . . . .  5

ARTICLE 2  ASSIGNMENT OF TRADE AND BUSINESS NAMES . . . . . . . . . . . . . .  5
       Section 2.1 Use of Names   . . . . . . . . . . . . . . . . . . . . . .  5
       Section 2.2 Assignment of Names  . . . . . . . . . . . . . . . . . . .  5

ARTICLE 3  EMPLOYEES AND EMPLOYEE PLANS . . . . . . . . . . . . . . . . . . .  5
       Section 3.1 Employee Offers  . . . . . . . . . . . . . . . . . . . . .  5
       Section 3.2 Benefit Reserves   . . . . . . . . . . . . . . . . . . . .  5
       Section 3.3 Wages  . . . . . . . . . . . . . . . . . . . . . . . . . .  5
       Section 3.4 Termination of Employment Agreements   . . . . . . . . . .  5

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF SELLER . . . . . . . . . . . . .  6
       Section 4.1 Incorporation, Etc.  . . . . . . . . . . . . . . . . . . .  6
       Section 4.2 Authorization.   . . . . . . . . . . . . . . . . . . . . .  7
       Section 4.3 No Violation   . . . . . . . . . . . . . . . . . . . . . .  7
       Section 4.4 Title to Property, Encumbrances  . . . . . . . . . . . . .  7
       Section 4.5 Consents and Approvals   . . . . . . . . . . . . . . . . .  7
       Section 4.6 Good Title Conveyed, Etc.  . . . . . . . . . . . . . . . .  7

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF BUYER  . . . . . . . . . . . . .  7
       Section 5.1 Organization, Etc.   . . . . . . . . . . . . . . . . . . .  7
       Section 5.2 Authorization  . . . . . . . . . . . . . . . . . . . . . .  7
       Section 5.3 No Violation   . . . . . . . . . . . . . . . . . . . . . .  8
       Section 5.4 Consents and Approvals   . . . . . . . . . . . . . . . . .  8
       Section 5.5 Full Disclosure  . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE 6  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION . . . . . . . . . . .  9
       Section 6.1 Survival of Representations  . . . . . . . . . . . . . . .  9
       Section 6.2 Seller's Agreement to Indemnify  . . . . . . . . . . . . .  9
       Section 6.3 Seller's Limitation of Liability   . . . . . . . . . . . .  9
       Section 6.4 Buyer's Agreement to Indemnify   . . . . . . . . . . . . .  9
       Section 6.5 Buyer's Limitation of Liability  . . . . . . . . . . . . . 10
       Section 6.6 Conditions of Indemnification  . . . . . . . . . . . . . . 10

ARTICLE 7  OTHER OBLIGATIONS OF SELLER AND BUYER  . . . . . . . . . . . . . . 11
       Section 7.1 Buyer's Licenses   . . . . . . . . . . . . . . . . . . . . 11
       Section 7.2 Consents   . . . . . . . . . . . . . . . . . . . . . . . . 11
       Section 7.3 Governmental Filings   . . . . . . . . . . . . . . . . . . 11
       Section 7.4 Conduct of Business  . . . . . . . . . . . . . . . . . . . 11
       Section 7.5 Covenant to Satisfy Conditions   . . . . . . . . . . . . . 11
       Section 7.6 Resale Exemption Certificates  . . . . . . . . . . . . . . 12
       Section 7.7 Damage or Destruction  . . . . . . . . . . . . . . . . . . 12
       Section 7.8 Financial and Strategic Reporting  . . . . . . . . . . . . 12
       Section 7.9 Noncompetition   . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE 8  CONDITIONS TO OBLIGATIONS OF BUYER . . . . . . . . . . . . . . . . 12
       Section 8.1 Representations and Warranties   . . . . . . . . . . . . . 12
       Section 8.2 Performance  . . . . . . . . . . . . . . . . . . . . . . . 13
       Section 8.3 No Injunction  . . . . . . . . . . . . . . . . . . . . . . 13
       Section 8.4 Officer's Certificate  . . . . . . . . . . . . . . . . . . 13
       Section 8.5 Consents and Approvals   . . . . . . . . . . . . . . . . . 13
       Section 8.6 Deliveries by Seller   . . . . . . . . . . . . . . . . . . 13
       Section 8.7 Services Agreement   . . . . . . . . . . . . . . . . . . . 13
       Section 8.8 Underwriting Services Agreement  . . . . . . . . . . . . . 13
       Section 8.9 Buyer Financing  . . . . . . . . . . . . . . . . . . . . . 13
       Section 8.10 Insurance License   . . . . . . . . . . . . . . . . . . . 13
       Section 8.11 Noncompetition Agreement  . . . . . . . . . . . . . . . . 13

ARTICLE 9  CONDITIONS TO OBLIGATIONS OF SELLER  . . . . . . . . . . . . . . . 14
       Section 9.1 Representations and Warranties   . . . . . . . . . . . . . 14
       Section 9.2 Performance  . . . . . . . . . . . . . . . . . . . . . . . 14
       Section 9.3 Officer's Certificate  . . . . . . . . . . . . . . . . . . 14
       Section 9.4 No Injunction  . . . . . . . . . . . . . . . . . . . . . . 14
       Section 9.5 INSCORP Reinsurance Agreement  . . . . . . . . . . . . . . 14
       Section 9.6 Services Agreement   . . . . . . . . . . . . . . . . . . . 14
       Section 9.7 Underwriting Services Agreement  . . . . . . . . . . . . . 14
       Section 9.8 Consents and Approvals   . . . . . . . . . . . . . . . . . 14
       Section 9.9 Buyer's Deliveries   . . . . . . . . . . . . . . . . . . . 15
       Section 9.10 Management Employment Agreements  . . . . . . . . . . . . 15
       Section 9.11 Buyer Financing   . . . . . . . . . . . . . . . . . . . . 15
       Section 9.12 Insurance License   . . . . . . . . . . . . . . . . . . . 15
       Section 9.13 Noncompetition Agreement  . . . . . . . . . . . . . . . . 15
       Section 9.14 Profit Sharing Agreement.   . . . . . . . . . . . . . . . 15

ARTICLE 10  TERMINATION OF AGREEMENT  . . . . . . . . . . . . . . . . . . . . 15
       Section 10.1 Termination of Agreement  . . . . . . . . . . . . . . . . 15
       Section 10.2 Procedure Upon Termination  . . . . . . . . . . . . . . . 15

ARTICLE 11  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . 16
       Section 11.1 Mail Received After Closing   . . . . . . . . . . . . . . 16
       Section 11.2 Access to Books and Records   . . . . . . . . . . . . . . 16
       Section 11.3 Commissions   . . . . . . . . . . . . . . . . . . . . . . 16
       Section 11.4 Expenses, Taxes, Etc.   . . . . . . . . . . . . . . . . . 17
       Section 11.5 Further Assurances  . . . . . . . . . . . . . . . . . . . 17
       Section 11.6 Parties in Interest   . . . . . . . . . . . . . . . . . . 17
       Section 11.7 Entire Agreement, Amendments and Waiver   . . . . . . . . 17
       Section 11.8 Headings  . . . . . . . . . . . . . . . . . . . . . . . . 17
       Section 11.9 Notices   . . . . . . . . . . . . . . . . . . . . . . . . 18
       Section 11.10 GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . 18
       Section 11.11 Third Parties  . . . . . . . . . . . . . . . . . . . . . 18
       Section 11.12 Counterparts   . . . . . . . . . . . . . . . . . . . . . 18
       Section 11.13 Specific Performance   . . . . . . . . . . . . . . . . . 18
       Section 11.14 Waiver of Bulk Sales Act Compliance  . . . . . . . . . . 18

                       Appendices, Schedules, and Exhibits
                       -----------------------------------

Appendix I    Certain Definitions
Appendix II   Schedule of Division Assets
Appendix III  Schedule of Assumed Liabilities

Schedule 2.1 Assigned Names
Schedule 3.1 Employee Matters
Schedule 4.4 Permitted Encumbrances
Schedule 4.5 Required Consents

Exhibit A     Form of Bill of Sale
Exhibit B     Form of Subordinated Promissory Note
Exhibit C     Form of Assumption Agreement
Exhibit D     Form of Assignment of Names
Exhibit E     Form of Excess Cash Flow Worksheet
Exhibit F     Form of Managing General Agency Agreement
Exhibit G     Form of Noncompetition Agreement

                            ASSET PURCHASE AGREEMENT


       THIS ASSET PURCHASE AGREEMENT is dated as of April 23, 1997 by and between American Eagle Insurance Company, a Texas corporation ("SELLER"), and HDR Insurance Managers, LLC, a California limited liability company ("BUYER").


                             INTRODUCTORY STATEMENT

       This Agreement sets forth the terms and conditions upon which Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, substantially all of the property and assets of Seller's Property and Casualty Division business (the "DIVISION BUSINESS"), currently conducted by the Property and Casualty Division of Seller (the "DIVISION"). Except as otherwise expressly provided or unless the context otherwise requires (in addition to the definitions contained elsewhere herein) the terms defined in Appendix I hereto shall have the meanings therein specified for all purposes of this Agreement, applicable to both the single and plural forms of such terms.

       Accordingly, for and in consideration of the premises and the mutual agreements, representations, warranties, covenants and conditions herein set forth and for other good, valuable and binding consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                             STATEMENT OF AGREEMENT

                                   ARTICLE 1

                       TRANSFER OF ASSETS AND LIABILITIES

       Section 1.1   Assets to be Sold.

              (a) Subject to the terms and conditions of this Agreement, at the Closing provided for in Section 1.7 hereof (the "CLOSING"), Seller shall sell, convey, assign, transfer and deliver to Buyer the property and assets of the Division Business listed and described in Appendix II hereto (collectively, the "DIVISION ASSETS"). Other property and assets of the Division Business, such as policy and claim files, are not Division Assets to be sold, conveyed, assigned, transferred and delivered to Buyer even though physical possession of such property and assets may be transferred to Buyer.

              (b) Such sale, conveyance, assignment, transfer and delivery shall be effected by delivery by Seller to Buyer of (i) a duly executed bill of sale in substantially the form of Exhibit A hereto (the "BILL OF SALE"), (ii) instruments of assignment with respect to all trade or service names and marks and all applications therefor included in the Division Assets in which Seller has any interest, all in recordable form (collectively, the "INSTRUMENTS OF ASSIGNMENT"),

(iii) the Assignment of Names (as hereinafter defined) and (iv) such other good and sufficient instruments of conveyance and transfer as shall be necessary to vest in Buyer good and valid title to the Division Assets.

       Section 1.2 Consideration. In consideration of the aforesaid sale, conveyance, assignment, transfer and delivery of the Division Assets, Buyer shall deliver at the Closing the following:

              (a) the purchase price for the Division Assets in the aggregate amount of $3,275,000 (the "PURCHASE PRICE") payable as follows: (i) a wire transfer of immediately available funds in the amount of $1,025,000; (ii) a Subordinated Promissory Note (the "NOTE") made payable to Seller in the principal amount of $2,250,000 in the form attached hereto as Exhibit B;

              (b) an Assumption Agreement (the "ASSUMPTION AGREEMENT") substantially in the form of Exhibit C hereto, whereby Buyer shall assume and agree to perform, pay and discharge the liabilities and obligations of Seller relating to the Division Business specified in Appendix III hereto (the "ASSUMED LIABILITIES") and such other instruments, documents or agreements as Seller may reasonably request to evidence Buyer's assumption of and agreement to perform, pay and discharge the Assumed Liabilities (collectively, the "INSTRUMENTS OF ASSUMPTION").

       Section 1.3   Excess Cash Flow Audit.

              (a) Audits. Within 30 days after the end of each ECFR Period (as defined in the Note), Buyer shall deliver to Seller an Excess Cash Flow worksheet in the form of Exhibit E attached hereto (the "WORKSHEET"). Upon receipt of any Worksheet, Seller shall have 30 days to perform an audit of the data presented in the Worksheet and all necessary supporting data (each, an "AUDIT").

              (b) Arbitration of Audit Disputes. If Buyer disputes the results in any Audit, determined by Seller's accountants ("SELLER'S ACCOUNTANTS") pursuant to paragraph (a) of this Section, it shall so notify Seller in writing within ten (10) business days after the date upon which it shall have received the Audit (a "NOTICE OF DISPUTE"), specifying in reasonably complete detail the points of disagreement and demanding that a review (a "REVIEW") of such points of disagreement be conducted. Upon receipt of a Notice of Dispute, Seller shall promptly cause Seller's Accountants to consult with Buyer's accountants ("BUYER'S ACCOUNTANTS") with respect to such points of disagreement in an effort to resolve such dispute. If any such dispute cannot be resolved by Seller's Accountants and Buyer's Accountants within ten (10) business days after Seller receives a Notice of Dispute from Buyer, Seller's Accountants and Buyer's Accountants shall jointly select a nationally recognized firm of independent public accountants which has not performed any material services within the last eighteen (18) months for either Buyer or Seller or any of their respective Affiliates, to act as an arbitrator (the "ACCOUNTING ARBITRATOR") to determine all points of remaining disagreement with respect to the Audit. Buyer and Seller understand and agree that, in resolving any dispute with respect to the Audit, the Accounting Arbitrator shall apply generally accepted accounting principles in a manner consistent with prior periods. ALL DETERMINATIONS MADE BY THE ACCOUNTING ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING WITH RESPECT TO THE AUDIT.

              (c) Access to Books and Records. After the Closing, Buyer shall afford Seller and Seller's Accountants such access to Buyer's assets, books and records as Seller deems necessary or desirable in connection with the Audits. Buyer and Seller agree to use their best efforts to cause Buyer's Accountants and Seller's Accountants to cooperate fully with each other in effecting the final determination of the amount of any Audits.

              (d) Accounting Arbitrator Expenses. The fees and expenses of Buyer's accountants and Seller's accountants incurred in connection with the final determination of the amount of any Audit shall be paid by Buyer and Seller, respectively. The fees and expenses of the Accounting Arbitrator incurred in connection with the final determination of any Audit shall be allocated between Buyer and Seller as follows: (i) Seller shall pay all or a portion of the Accounting Arbitrator's fees and expenses, as determined in accordance with the following formula:


                                SE = AE x AA
                                          --
                                          BA


where: SE equals Seller's share of the Accounting Arbitrator's fees and expenses; AE equals the Accounting Arbitrator's total fees and expenses; AA equals the aggregate adjustment to the Audit made by the Accounting Arbitrator; and BA equals the aggregate adjustment to the Audit that would have resulted from resolution in Buyer's favor of all points of disagreement raised by Buyer to the Accounting Arbitrator; and (ii) Buyer shall pay the balance of the Accounting Arbitrator's fees and expenses, if any.

              (e) Interest. Any payment required to be made by Buyer pursuant to paragraph (d) of this Section shall bear interest from the payment date through the date of payment at an interest rate of 8% per annum.

       Section 1.4 Proration of Taxes. All property taxes and special assessments payable but not yet due with respect to any of the Division Assets shall be prorated between Seller and Buyer on the basis of actual days elapsed between the commencement of the current fiscal tax year and the Closing Date, based on a 365-day year. In the event that actual tax figures for the year of Closing are not available at the Closing Date, an estimated, provisional proration of taxes shall be made using tax figures from the preceding year.

       Section 1.5 Proration of Lease Payments, Utility Charges and Other Payments. In any case where the Closing Date shall fall on a date other than the date on which payments are due with respect to (i) any leases or (ii) utility or similar regular periodic charges respecting the Division Assets for which a final billing has not been received by Seller, any installment of rental payments and any such utility or similar charge payable with respect to the current period in which the Closing Date occurs shall be prorated between Seller and Buyer on the basis of the actual number of days elapsed from the first day of such period to the Closing Date.

       Section 1.6 Closing. Subject to Section 10.1 of this Agreement, the Closing of the transactions contemplated by this Agreement shall occur at a place and in a manner mutually agreed to by the parties hereto on the later of
(i) April 30, 1997, or (ii) the third business day following the date on which all of the conditions contained in Articles 8 and 9 hereof, to the extent not waived, are satisfied. The Closing may be postponed to such other date as Buyer and Seller may agree. The date on which the Closing actually occurs is hereinafter referred to as the "CLOSING DATE".

       Section 1.7 Deliveries by Seller. At the Closing, Seller shall deliver to Buyer (unless delivered previously) the following:

              (a)    the Bill of Sale;

              (b)    the Instruments of Assignment;

              (c)    the Assignment of Names;

              (d)    the certificate of Seller's President referred to in
       Section 8.4 hereof;

              (e) copies of any consents required to be obtained by Seller which are referred to in Section 8.5 hereof.

       Section 1.8 Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller (unless delivered previously) the following:

              (a) the wire transfer of immediately available funds referred to in Section 1.2(a)(i) hereof;

              (b)    the Note;

              (c) the Assumption Agreement and the Instruments of Assumption;

              (d) the officer's certificate of Buyer's President or Vice President referred to in Section 9.3 hereof;

              (e)    the Managing General Agency Agreement referred to in
       Section 9.7;

              (f) evidence of capitalization of Buyer satisfactory to Seller, including a copy of Buyer's balance sheet as of the Closing Date and copies of any promissory notes contributed to Buyer as capital;

              (g)    an executed Services Agreement (as described in Section
       9.6 hereof);

              (h) letters from each of George C. Hill III and David O. Daniels, in a form satisfactory to Seller, submitting their respective resignations as officers and/or employees of Seller.

       Section 1.9 Allocation of Purchase Price. The Purchase Price and the Assumed Liabilities (collectively, the "BASIS") shall be allocated among the Division Assets in accordance with the allocation established by Buyer. Such allocation of the Basis shall be conclusive and binding on both Buyer and Seller for purposes of their federal and, where applicable, state and local tax returns and filings. Buyer and Seller shall prepare and timely file all such reports and returns as may be required by Section 1060 of the Internal Revenue Code of 1986 to report such allocation of the Basis.


                                   ARTICLE 2

                     ASSIGNMENT OF TRADE AND BUSINESS NAMES

       Section 2.1 Use of Names. After the Closing, Seller will not use or permit any of its Subsidiaries or Affiliates to use the names listed in
Schedule 2.1 hereto.

       Section 2.2 Assignment of Names. At the Closing, Seller will deliver to Buyer a written assignment, in the form of Exhibit D hereto (the "ASSIGNMENT OF NAMES"), evidencing the assignment to Buyer of its rights to the names listed in Schedule 2.1 hereto.


                                   ARTICLE 3

                          EMPLOYEES AND EMPLOYEE PLANS

       Section 3.1 Employee Offers. Buyer shall offer to employ, on terms and conditions to be established by Buyer prior to making such offer to employ, all of the Division's current employees other than those identified on Schedule
3.1 hereto. Buyer shall not offer employment after Closing to persons identified on Schedule 3.1 hereto.

       Section 3.2 Benefit Reserves. Seller shall pay or cause to be paid when due to employees of Seller engaged in the Division Business all amounts due under any employee benefit plan or program of Seller in respect of all periods ending on the Closing Date.

       Section 3.3 Wages. Seller shall pay or cause to be paid when due to employees of Seller engaged in the Division Business the amount of all wages, bonuses, commissions and other compensation (including, without limitation, all vacation and sick pay) due in respect of all periods ending on the Closing Date.

       Section 3.4 Termination of Employment Agreements. At Closing, the employment agreements between the Seller and each of David O. Daniels and George C. Hill III shall be terminated and Seller shall have no liability or obligation whatsoever arising from such employment agreements or such terminations.

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF SELLER

       Seller hereby represents and warrants to Buyer as follows:

       Section 4.1 Incorporation, Etc. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and has the corporate power and authority to carry on the Division Business as it is now being conducted and to own and lease the property and assets that it now owns and leases in connection with the Division Business.

       Section 4.2   Authorization.

              (a) Seller has all requisite corporate power and authority to enter into, execute, deliver and consummate the transactions contemplated by this Agreement and any instruments and agreements contemplated herein required to be executed and delivered by it pursuant to this Agreement (collectively, the "RELATED INSTRUMENTS"). At or prior to Closing, the Board of Directors of Seller will have taken all action required by law, the Articles of Incorporation and Bylaws of Seller or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the execution, delivery and consummation of the Related Instruments. No other corporate act or proceeding on the part of Seller is necessary to authorize this Agreement or any of the Related Instruments or the transactions contemplated hereby or thereby. This Agreement is, and each of the Related Instruments, when executed and delivered to Buyer by Seller at the Closing, will be, a valid and binding obligation of Seller enforceable against it in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws and judicial decisions of general applicability relating to or affecting creditors' rights and to general principles of equity.

              (b) At or prior to Closing, Seller will have delivered to Buyer true and complete copies, certified by the Secretary or an Assistant Secretary of Seller, of the resolutions duly and validly adopted by the Board of Directors of Seller evidencing its authorization of the execution and delivery of this Agreement and the Related Instruments and the consummation of the transactions contemplated hereby and thereby (which resolutions have not been modified, revoked or rescinded in any respect).

       Section 4.3 No Violation. Subject to obtaining the consents and approvals set forth in Section 4.5 hereof, neither the execution and delivery by Seller of this Agreement or any of the Related Instruments, nor the consummation by Seller, of the transactions contemplated hereby or thereby will violate any material provision of the Articles of Incorporation or Bylaws of Seller, or, violate, or be in conflict with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to, or result in the creation or imposition of any encumbrance upon any of the Division Assets (other than Permitted Encumbrances) under any material agreement or, violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule of any court or governmental authority.

       Section 4.4 Title to Property, Encumbrances. Seller has, or on the Closing Date will have, good and valid title to all the Division Assets which it purports to own. The Division Assets are free and clear of all security interests, liens, encumbrances and restrictions (collectively, "ENCUMBRANCES") except (i) the Encumbrances set forth in Schedule 4.4 hereto, (ii) statutory and contractual landlord's liens, and (iii) all other Encumbrances, if any, which individually or in the aggregate, do not materially impair the use of the property subject thereto for its current use, or materially impair the operations of the Division taken as a whole (collectively, "PERMITTED ENCUMBRANCES").

       Section 4.5   Consents and Approvals.  Except as set forth in Schedule
4.5 hereto, Seller is not required to obtain, transfer or cause to be transferred any material consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party in connection with (a) the execution and delivery by Seller of this Agreement or the Related Instruments or (b) the consummation by Seller of the transactions contemplated hereby or thereby.

       Section 4.6 Good Title Conveyed, Etc. Except as otherwise provided herein, Seller has the unqualified right to sell, assign, transfer and deliver to Buyer and, upon consummation of the transactions contemplated by this Agreement, Buyer will acquire good and valid title to the Division Assets, free and clear of all Encumbrances except Permitted Encumbrances and Assumed Liabilities. The Bill of Sale and the Related Instruments, when duly executed and delivered by Seller to Buyer at the Closing, and the delivery of the Division Assets, will effectively vest in Buyer good and valid title to all of the Division Assets subject only to Permitted Encumbrances and Assumed Liabilities.


                                   ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF BUYER

       Buyer hereby represents and warrants to Seller as follows:

       Section 5.1 Organization, Etc. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California. The copies of the Articles of Organization and Operating Agreement of Buyer (certified, in the case of the Articles of Organization by the Secretary of State of the State of California, and, in the case of the Operating Agreement, by the Secretary of Buyer), as heretofore delivered by Buyer to Seller are complete and correct copies of such instruments as currently in effect.

       Section 5.2   Authorization.

              (a) Buyer has all requisite corporate power and authority to enter into, execute, deliver and consummate the transactions contemplated by this Agreement and the Related Agreements. At or prior to Closing, the members of Buyer have taken all action required by law, the Articles of Organization and Operating Agreement of Buyer or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the execution, delivery and consummation of the Related Instruments. No other corporate act or proceeding on the part of Buyer is necessary to authorize this Agreement or any of the Related Instruments or the transactions contemplated hereby or thereby. This Agreement is, and each of the Related Instruments when executed and delivered to Seller by Buyer at the Closing, will be, valid and binding obligations of Buyer enforceable against it in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws and judicial decision of general applicability relating to or affecting creditors' rights and to general principles of equity.

              (b) At or prior to Closing, Buyer will have delivered to Seller true and complete copies, certified by the Secretary or Assistant Secretary of Buyer, of the resolutions duly and validly adopted by the members of Buyer evidencing its authorization of the execution and delivery of this Agreement and the Related Instruments and the consummation of the transactions contemplated hereby and thereby (which resolutions have not been modified, revoked or rescinded in any respect).

       Section 5.3 No Violation. Subject to obtaining the consent and approvals set forth in Section 5.4, neither the execution and delivery by Buyer of this Agreement or any of the Related Instruments nor the consummation by Buyer of the transactions contemplated hereby or thereby will violate any provision of the Articles of Organization or Operating Agreement of Buyer or violate, or be in conflict with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liability or obligation pursuant to any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Buyer is a party or by which Buyer may be bound or affected, or violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule of any court or governmental authority.

       Section 5.4 Consents and Approvals. Except for the licenses described in Section 7.1, Buyer is not required to obtain any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any public body or authority in connection with the execution and delivery by Buyer of this Agreement, the Note or the Instruments of Assumption, if any, or the consummation by Buyer of the transactions contemplated hereby or thereby.

       Section 5.5 Full Disclosure. No representation or warranty of Buyer made in this Agreement, nor any written statement furnished to Seller pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact which affects the business or financial condition of Buyer, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

                                   ARTICLE 6

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

       Section 6.1 Survival of Representations. All representations, warranties, covenants and agreements made by any party to this Agreement or pursuant hereto shall be true, complete and correct as of the date hereof and at and as of the Closing Date as though such representations, warranties, covenants and agreements were made at and as of the Closing Date. Each representation and warranty shall survive the Closing hereunder for the period of time during which indemnification may be sought for a breach of such representation or warranty pursuant to Sections 6.2 or 6.4 hereof.

       Section 6.2 Seller's Agreement to Indemnify. Subject to the terms and conditions of this Article 6, Seller agrees to indemnify, defend and hold harmless Buyer at any time after consummation of the Closing, from and against any damage, claim, liability, assessment, judgment, fine, obligation, loss, cost, expense or deficiency (including, but not limited to, reasonable attorneys' fees, and other costs and expenses incident to proceedings or investigations or the defense or settlement of any claim) (collectively "DAMAGES") arising out of or resulting from:

              (a) any inaccuracy in or breach of any representation or warranty of Seller pursuant to this Agreement, including schedules delivered pursuant hereto;

              (b) any failure of Seller to duly perform or observe any term, provision or covenant to be performed or observed by Seller pursuant to this Agreement or documents contemplated by this Agreement; and

              (c) operation of the Division Business or Division Assets prior to Closing except for the Assumed Liabilities; and

              (d) any liability or obligation of Seller or any claim, suit, charge or proceeding against Seller, whether arising or accruing before or after the Closing Date, except an Assumed Liability.

       Section 6.3 Seller's Limitation of Liability. Anything in this Agreement to the contrary notwithstanding, the liability of Seller to indemnify Buyer pursuant to Section 6.2(a) and (b) hereof against any Damages sustained by reason of any claim shall be limited to claims as to which Buyer has given to Seller written notice thereof on or prior to one year after the Closing Date. The provisions for indemnity contained in Section 6.2 hereof shall be effective only after the aggregate amount of all Damages for which Seller is liable under the indemnity exceeds $25,000, and then only to the extent that such amounts exceed $25,000, but in no event in excess of the Purchase Price. Seller may offset any amounts due under this section against amounts due to Seller under the Note.

       Section 6.4 Buyer's Agreement to Indemnify. Subject to the terms and conditions of this Article 6, Buyer agrees to indemnify, defend and hold harmless Seller at any time after consummation of the Closing, from and against all Damages incurred by Seller by reason of or resulting from:

              (a) any inaccuracy in or breach of any representation or warranty of Buyer pursuant to this Agreement, including schedules delivered pursuant hereto;

              (b) any failure of Buyer to duly perform or observe any term, provision or covenant to be performed or observed by Buyer pursuant to this Agreement or documents contemplated by this Agreement;

              (c) operation of the Division Business or Division Assets after Closing; and

              (d)    any Assumed Liability.

       Section 6.5 Buyer's Limitation of Liability. Anything in this Agreement to the contrary notwithstanding, the liability of Buyer to indemnify the Seller pursuant to Section 6.4(a) and (b) hereof against any Damages sustained by reason of any claim shall be limited to claims as to which Seller has given to Buyer written notice thereof on or prior to one year after the Closing Date. The provisions for indemnity contained in Section 6.4 hereof shall be effective only after the aggregate amount of all Damages for which Buyer is liable under the indemnity exceeds $25,000, and then only to the extent that such amounts exceed $25,000, but in no event in excess of the Purchase Price.

       Section 6.6 Conditions of Indemnification. The obligations and liabilities of Seller and Buyer with respect to Claims made by third parties shall be subject to the following terms and conditions:

              (a) The indemnified party will give the indemnifying party prompt notice of any such claim, and the indemnifying party shall have the right to undertake the defense thereof by representatives chosen by it;

              (b) if the indemnifying party, within a reasonable time after notice of any such claim, fails to defend the indemnified party against which such claim has been asserted, the indemnified party shall (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party subject to the right of the indemnifying party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof; and

              (c) Anything in this Article 6 to the contrary notwithstanding; (i) if there is a reasonable probability that a claim may materially and adversely affect the indemnified party other than as a result of money damages or other money payments, the indemnified party shall have the right, at its own cost and expense, to defend, compromise or settle such claim; provided, however, that if such claim is settled without the indemnifying party's consent (which consent shall not be unreasonably withheld), the indemnified party shall be deemed to have waived all rights hereunder against the indemnifying party for money damages arising out of such claim, and (ii) the indemnifying party shall not, without the written consent of the indemnified party, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a release from all liability in respect to such claim.


                                   ARTICLE 7

                     OTHER OBLIGATIONS OF SELLER AND BUYER

       Section 7.1 Buyer's Licenses. Buyer or its officers or employees shall obtain prior to Closing all licenses necessary for it to conduct its business in the State of California.

       Section 7.2   Consents.

              (a) Seller shall use its best efforts to obtain prior to the Closing all consents necessary in connection with the consummation of the transactions contemplated hereby, including, without limitation, (i) the consent of each lessor of real or personal property leased by Seller included in the Division Assets or the consent of any other third party to the assignment of Seller's interest under the lease of such property to Buyer at the Closing in consideration of the assumption of Seller's liability thereunder by Buyer; and (ii) each of the other consents, approvals, licenses, permits and authorizations listed or referred to in Schedule 4.5 hereto. Seller's obligation to use its best efforts to obtain such consents shall not include any obligation with respect to the renegotiation of the terms of any agreement including, but not limited to, any obligation to alter the provisions of such agreement or to pay any fee to any party for the purpose of obtaining such consent. Buyer agrees to assist and cooperate with Seller in obtaining such consents, including, without limitation, by way of furnishing financial and other information as may reasonably be requested by Seller or any lessor or other third party.

              (b) In the event Seller shall fail to obtain prior to the Closing all consents necessary in connection with the consummation of the transactions contemplated hereby, Buyer shall negotiate in good faith with Seller to attempt to achieve a mutually acceptable resolution.

       Section 7.3 Governmental Filings. As soon as practicable, Seller and Buyer shall make any and all filings and submissions to any governmental agency which are required to be made in connection with the transactions contemplated hereby. Seller shall furnish to Buyer and Buyer shall furnish to Seller such information and assistance as the other party or parties may reasonably request in connection with the preparation of any such filings or submissions.

       Section 7.4 Conduct of Business. From the date hereof to the Closing, Seller shall, and shall cause its Subsidiaries to, conduct the business, operations, activities and practices of the Division Business only in the ordinary course of business, in accordance with past practice.

       Section 7.5 Covenant to Satisfy Conditions. Seller, on the one hand, and Buyer, on the other hand, shall each use their respective best efforts to insure that the conditions set forth in

Articles 8 and 9 hereof, respectively, are satisfied, insofar as such matters are within their respective control.

       Section 7.6 Resale Exemption Certificates. At the Closing, Seller and Buyer shall remit to each other such properly completed resale exemption certificates and other similar certificates or instruments as are necessary to claim available exemptions from the payment of sales or use taxes under applicable laws.

       Section 7.7 Damage or Destruction. If a material amount of the Division Assets shall be damaged or destroyed prior to the time of Closing, Seller may elect (i) to restore or replace the Division Assets to their condition on the date of this Agreement, or (ii) to cancel, without liability to Buyer or Seller, the transactions contemplated hereby.

       Section 7.8 Financial and Strategic Reporting. During the term of this Agreement and any Related Instrument, unless the Seller shall otherwise consent in writing:

              (i) Buyer shall maintain, for itself and each subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Seller within 45 days after the close of each of its first three fiscal quarters and 90 days after the close of its fiscal year, a report (certified by independent certified public accountants, acceptable to the Seller for each fiscal year end), prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its subsidiaries, if any, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by any management letter prepared by said accountants; and

              (ii) Buyer shall also prepare and deliver to Seller a strategic and financial plan within 30 days after the end of each fiscal year.

       Section 7.9 Noncompetition. During the term of the Note, and except as otherwise contemplated by this Agreement or the Note, neither Seller nor any of its Subsidiaries shall directly or indirectly own, manage, operate, control, participate in or be connected in any manner with any business or enterprise that is competitive with the artisan contractor insurance business of the types and in the states conducted by Seller on the Closing Date.

                                   ARTICLE 8

                       CONDITIONS TO OBLIGATIONS OF BUYER

       The obligations of Buyer under this Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by Buyer, at or before the Closing, of each of the following conditions:

       Section 8.1 Representations and Warranties. The representations and warranties of Seller contained herein shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations, warranties and statements were made at and as of such date, except for any changes expressly permitted by the terms of this Agreement.

       Section 8.2 Performance. Seller shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it at or prior to the Closing.

       Section 8.3 No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

       Section 8.4 Officer's Certificate. Seller shall have delivered to Buyer a certificate, dated the Closing Date, executed by the President of Buyer certifying the fulfillment of the conditions specified in Sections 8.1 and 8.2 hereof.

       Section 8.5 Consents and Approvals. All material licenses, permits, consents, approvals and authorizations of all third parties and governmental bodies and agencies shall have been obtained which are necessary in connection with the execution and delivery by Buyer and Seller of this Agreement or the Related Instruments, and the consummation by Buyer and Seller of the transactions contemplated hereby or thereby.

       Section 8.6 Deliveries by Seller. Seller shall have made the deliveries required by Section 1.8 hereof.

       Section 8.7 Services Agreement. Buyer and Seller shall have executed an agreement in the form attached hereto as Exhibit F (the "SERVICES AGREEMENT") whereby Buyer agrees to manage the "run-off" of certain of Seller's operations.

       Section 8.8 Underwriting Services Agreement. Buyer and INSCORP shall have executed an agreement, on terms satisfactory to Buyer, whereby Buyer will act as managing general agent for artisan contractor policies written by INSCORP.

       Section 8.9 Buyer Financing. Buyer shall have entered into agreements with Citibank on terms satisfactory to Buyer whereby Citibank shall provide a $500,000 term loan and a $250,000 revolving line of credit to Buyer.

       Section 8.10 Insurance License. Buyer shall have the obtained licenses described in Section 7.1 of this Agreement.

       Section 8.11  Noncompetition Agreement.   The Noncompetition Agreement
shall have been executed by the parties thereto.

                                   ARTICLE 9

                      CONDITIONS TO OBLIGATIONS OF SELLER

       The obligations of Seller under this Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by Seller at or before the Closing, of each of the following conditions:

       Section 9.1 Representations and Warranties. The representations and warranties of Buyer contained herein shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties made at and as of such date, except for any changes expressly permitted by the terms of this Agreement.

       Section 9.2 Performance. Buyer shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it at or prior to the Closing.

       Section 9.3 Officer's Certificate. Buyer shall have delivered to Seller a certificate, dated the Closing Date and executed by the President or a Vice President of Buyer, certifying the fulfillment of the conditions specified in Sections 9.1 and 9.2 hereof.

       Section 9.4 No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction restraining or prohibiting consummation of the transactions contemplated hereby.

       Section 9.5 INSCORP Reinsurance Agreement. Seller and Insurance Corporation of New York ("INSCORP") shall have executed an agreement pursuant to which INSCORP agrees to provide reinsurance to Seller and pursuant to which INSCORP assumes 100% of the net underwriting risk on Seller's artisan contractor book of business for occurrences on or after March 1, 1997.

       Section 9.6 Services Agreement. Buyer and Seller shall have executed the Services Agreement.

       Section 9.7 Underwriting Services Agreement. Buyer and INSCORP shall have executed an agreement, on terms satisfactory to Seller, whereby Buyer will act as managing general agent for artisan contractor policies written by INSCORP.

       Section 9.8 Consents and Approvals. All material licenses, permits, consents, approvals and authorizations of all third parties and governmental bodies and agencies shall have been obtained which are necessary in connection with the execution and delivery by Buyer and Seller of this Agreement or the Related Agreements and the consummation by Buyer and Seller of the transaction contemplated hereby or thereby.

       Section 9.9 Buyer's Deliveries. Buyer shall have made the deliveries required by Section 1.9 hereof.

       Section 9.10 Management Employment Agreements. Each of George C. Hill III, David O. Daniels and Lenard F. Robinson shall have executed an employment agreement with Buyer on terms satisfactory to Seller.

       Section 9.11 Buyer Financing. Buyer shall have entered into agreements with Citibank on terms satisfactory to Seller whereby Citibank shall provide a $500,000 term loan and a $250,000 revolving line of credit to Buyer.

       Section 9.12 Insurance License. Buyer shall have the obtained licenses described in Section 7.1 of this Agreement.

       Section 9.13 Noncompetition Agreement. Buyer shall have made the payments required by the Noncompetition Agreement.

       Section 9.14 Profit Sharing Agreement. Seller and INSCORP shall have entered into a profit sharing agreement on terms mutually acceptable to Seller and INSCORP.


                                   ARTICLE 10

                            TERMINATION OF AGREEMENT

       Section 10.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

              (a)    by mutual agreement of Seller and Buyer;

              (b) by Buyer, on or after June 30, 1997, if any of the conditions provided in Article 8 of this Agreement have not been met and have not been waived in writing by Buyer prior to such date; or

              (c) by Seller on or after June 30, 1997, if any of the conditions provided in Article 9 of this Agreement have not been met and have not been waived in writing by Seller prior to such date.

       Section 10.2 Procedure Upon Termination. In the event of termination by Seller or Buyer pursuant to Section 10.1 hereof, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by either party. If the transactions contemplated by this Agreement are terminated as provided herein:

              (a) Each of Seller and Buyer shall return all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

              (b) all confidential information received by Seller or Buyer with respect to the business of any other party or its Subsidiaries or Affiliates shall be treated as confidential;

              (c) such termination shall not in any way limit or restrict the rights and remedies of any party hereto against any other party which has willfully breached any of the agreements or other provisions of this Agreement prior to termination hereof; and

              (d) if Seller has begun to issue artisan contractor policies on behalf of INSCORP, Seller shall immediately cease binding such policies.


                                   ARTICLE 11

                                 MISCELLANEOUS

       Section 11.1 Mail Received After Closing. On and after the Closing, Buyer may receive and open all mail addressed to Seller or the Division and deal with the contents thereof in its discretion to the extent that such mail and the contents thereof relate to the Division Business or any of the Assumed Liabilities. Buyer agrees to deliver or to cause to be delivered to Seller all other mail received which is addressed to Seller, any Subsidiary of Seller or the Division and does not relate to the Division Business or the Assumed Liabilities.

       Section 11.2 Access to Books and Records. Seller and Buyer agree that on and after the Closing Date each will permit the other and their respective representatives (including their counsel, accountants and auditors), during reasonable hours, to have reasonable access to and examine and make copies of all books and records in their respective possession or the possession of any of their respective Subsidiaries pertaining to the Division Business. Prior to Buyer's destruction or disposition of any such books or records pertaining to the Division Business, Buyer shall provide no less than thirty (30) days prior written notice to Seller of any such proposed destruction or disposal. If Seller desires to obtain any of such documents, it may do so by notifying Buyer in writing at any time prior to the scheduled date for such destruction or disposal. The parties shall then promptly arrange for the delivery of such documents. All out-of-pocket costs associated with the preparation, duplication and delivery of the requested documents shall be paid Seller.

       Section 11.3 Commissions. Each of the parties hereto represents and warrants that no broker or finder is entitled to any brokerage or finder's fee or other commission in connection with the transactions contemplated hereby. Each of the parties hereto shall pay or discharge, and shall indemnify and hold the other harmless from and against, any and all claims or liabilities for brokerage commissions or finder's fees incurred by reason of any action taken by it.

       Section 11.4  Expenses, Taxes, Etc.

              (a) Except as otherwise provided herein, each of the parties hereto shall pay all fees and expenses incurred by it or any of its Affiliates or Subsidiaries in connection with the transactions contemplated by this Agreement; provided, however, that Seller shall pay all sales taxes in connection with the transactions contemplated hereby, and all transfer, gains, stamp, documentary and similar taxes and recording fees in connection with the transfer and delivery of all real and personal property included in the Division Assets.

              (b) Notwithstanding the foregoing, Buyer shall be fully responsible for and shall indemnify Seller (to the extent Seller is liable to any taxing authority) for all sales taxes applicable as a result of the transactions contemplated by this Agreement that could have been avoided by Buyer's proper and timely completion, delivery, and filing of resale exemption certificates and any other exemption certificates or instruments as are necessary to claim available exemptions from the payment of sales taxes under applicable laws.

       Section 11.5  Further Assurances.

              (a) From time to time (including after the Closing Date), at Buyer's request and without further consideration, Seller shall execute and deliver to Buyer such documents and take such other action as Buyer may reasonably request in order to consummate more effectively the transactions contemplated hereby.

              (b) From time to time (including after the Closing Date), at Seller's request and without further consideration, Buyer shall execute and deliver such documents and take such other action as Seller may reasonably request in order to consummate more effectively the transactions contemplated hereby.

       Section 11.6 Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. The rights and obligations of Buyer and Seller hereunder may not be assigned without the consent of the other.

       Section 11.7 Entire Agreement, Amendments and Waiver. This Agreement, the exhibits, the schedules and other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties. Any condition to a party's obligations hereunder may be waived in writing by such party to the extent permitted by law.

       Section 11.8 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       Section 11.9 Notices. Any notices or other communications required or permitted to be given hereunder or otherwise in connection herewith shall be in writing and shall be sent to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

       If to Buyer:  HDR Insurance Managers, LLC
                     655 University, Ste. 100
                     Sacramento, CA 95825
                     ATTENTION:  President

       If to Seller: AMERICAN EAGLE INSURANCE COMPANY
                     12801 N. Central Expressway, Ste. 800
                     Dallas, TX 75243
                     ATTENTION:  M. Philip Guthrie

Such notices or other communications shall be deemed to have been duly given and received (i) on the day of sending if sent by personal delivery, cable, telegram, facsimile transmission or telex, (ii) for overnight delivery, on the next business day after the day of sending if sent by Federal Express or other similar express delivery service or (iii) on the fifth calendar day after the day of sending if sent by registered or certified mail (return receipt requested).

       SECTION 11.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

       Section 11.11 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successor or permitted assigns, any rights or remedies under or by reason of this Agreement.

       Section 11.12 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       SECTION 11.13 SPECIFIC PERFORMANCE. SELLER AND BUYER EACH ACKNOWLEDGE THAT, IN VIEW OF THE UNIQUENESS OF THE DIVISION BUSINESS, NEITHER BUYER NOR SELLER WOULD HAVE AN ADEQUATE REMEDY AT LAW FOR MONEY DAMAGES IN THE EVENT OF A BREACH ANY OF THE TERMS OF THIS AGREEMENT AND, THEREFORE, AGREE THAT EITHER PARTY SHALL BE ENTITLED TO SPECIFIC ENFORCEMENT OF THE TERMS HEREOF IN ADDITION TO ANY OTHER REMEDY TO WHICH IT MAY BE ENTITLED, AT LAW OR IN EQUITY.

       Section 11.14 Waiver of Bulk Sales Act Compliance. Buyer hereby waives compliance by Seller with the provisions of Article 6 of the Uniform Commercial Code of the State of Texas and with any similar article or section under the Uniform Commercial Code enacted in any other jurisdiction in which any of the Division Assets are located.





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
              IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first above written.



                                         AMERICAN EAGLE INSURANCE COMPANY



                                         By:
                                            ------------------------------------
                                            Print Name:
                                                       -------------------------
                                            Print Title:
                                                        ------------------------


                                         HDR INSURANCE MANAGERS, LLC


                                         By:
                                            ------------------------------------
                                            Print Name:
                                                       -------------------------
                                            Print Title:
                                                        ------------------------





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